Exhibit 23.1


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A Amendment No. 1 into the Company's previously filed Registration Statements File Nos. 333-53657, 333-53765, 333-92003, 333-79151, 333-40472, 333-43768, 333-60294 and 333-82230.


ARTHUR ANDERSEN LLP
/s/ ARTHUR ANDERSEN LLP

April 17, 2002
New York, New York